Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2025, with respect to the consolidated financial statements of AEON Biopharma, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

May 14, 2025